Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2026 Second Quarter Results

Company Delivers Another Strong Quarter Driven by Robust Demand and Consistent Execution, Reaffirming Full-Year Outlook

PHOENIX, ARIZ. - May 6, 2026 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2026 second quarter ended March 31, 2026. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”
Financial Highlights
•Revenue of $221.4 million, an increase of 6.7% over the comparable period.
•Net income of $0.4 million, a decrease of $11.0 million over the comparable period due to strategic growth expenses.
•Adjusted EBITDA(1) of $14.1 million, a decrease of 51.0% over the comparable period due to $11 million in strategic growth expenses.
Operational Highlights and North Star Strategy Developments
•Average full-time active students of 26,385, an increase of 7.2% versus the comparable period, with total new student starts of 7,569, an increase of 13.8% over the comparable period.
•UTI-San Antonio campus opened in March, with initial student starts approximately 60% above plan.
•UTI-Atlanta campus has strong interest with early enrollments pacing well in preparation for the planned July start.

“Our performance throughout the first half of the year continued to meet and exceed expectations, driven by sustained demand across both divisions and progress on our North Star initiatives, further reinforcing our confidence in the trajectory of the business,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “Our new campus launches are providing further validation that our growth model is both repeatable and scalable. UTI San Antonio outperformed our initial start expectations while UTI Atlanta is on track with enrollments ahead of the July opening. Combined with continued strength across our existing campus network, these early indicators give us increasing confidence as we move deeper into full implementation of North Star.

“In conjunction, the opportunity in front of us is expanding as the world enters a generational shift in the labor market. Advancements in artificial intelligence are accelerating demand for the skilled workforce required to build, maintain, and operate the infrastructure behind this new economy. From data centers and energy systems to advanced manufacturing and healthcare delivery, we are well positioned at the center of these evolving needs. We are not only training students for today’s jobs but also preparing them for the AI-enabled workforce of the future. As we continue capitalizing on this demand, we believe the actions we are taking in fiscal 2026 will not only support near term growth but will also create incremental enrollment and earnings upside in fiscal 2027 and beyond.”

Financial Results for the Three-Month Period Ended March 31, 2026 Compared to March 31, 2025
•Revenues increased 6.7% to $221.4 million compared to $207.4 million.
•Operating expenses increased 16.0% to $221.1 million, compared to $190.6 million primarily due to the growth in both UTI and Concorde average full-time active students and strategic growth expenses associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income of $0.3 million compared to operating income of $16.9 million primarily due to strategic growth expenses.

•Net income decreased to $0.4 million compared to $11.4 million primarily due to strategic growth expenses.
•Basic and diluted earnings per share (EPS) were $0.01, compared to $0.21.
•Adjusted EBITDA(1) decreased 51.0% to $14.1 million compared to $28.9 million due to $11 million in strategic growth investments.
•Average full-time active students increased 7.2%, with total new student starts of 7,569 compared to 6,650.
“With a strong second quarter, we delivered a robust first half of fiscal 2026, supported by continued enrollment momentum, healthy growth in average full-time active students, double-digit growth in new student starts, and solid revenue expansion across both divisions,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “These results reflect sustained demand across the business, the success of recently launched campuses and programs as well as disciplined execution against the North Star strategy.

“Based on our performance through the first six months of the year and the visibility we have into the remainder of fiscal 2026, we are reaffirming our full-year guidance across all metrics. With our strategic growth investments progressing on schedule, we remain confident in our ability to deliver against our North Star objectives while also supporting faster scaling, improved utilization, and stronger long-term returns including predictable and sustainable cash flows and increasing profits for years to come.”

Financial Results for the Six-Month Period Ended March 31, 2026 Compared to March 31, 2025
•Revenues increased 8.2% to $442.2 million compared to $408.9 million.
•Operating expenses increased by 16.9% to $426.2 million compared to $364.5 million primarily due to the growth in both UTI and Concorde average full-time active students and costs associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income decreased 63.8% to $16.0 million compared to $44.3 million primarily due to strategic growth expenses.
•Net income decreased 60.5% to $13.3 million compared to $33.6 million primarily due to strategic growth expenses.
•Basic and diluted EPS were $0.24 and $0.24, respectively, compared to $0.62 and $0.61, respectively.
•Adjusted EBITDA(1) decreased 35.9% to $41.3 million compared to $64.4 million due to approximately $19 million in strategic growth investments.
•Average full-time active students increased 7.2%, with total new student starts of 13,018 compared to 11,963.
(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
Balance Sheet and Liquidity
At March 31, 2026, total available liquidity was $202.4 million consisting of $87.2 million of cash and cash equivalents, $74.8 million of short-term investments, and $40.4 million available from the revolving credit facility. Total debt at March 31, 2026 was $130.7 million, including $65.0 million drawn on the revolving credit facility. As of March 31, 2026, the Company incurred $52.7 million of cash capital expenditures ("capex") driven primarily by investments in new campus and program expansions for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements, and IT investments.

Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2026 second quarter ended March 31, 2026, on Wednesday, May 6, 2026, at 4:30 p.m. ET.
To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through May 20, 2026, by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and entering passcode 6455050.
Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.
Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring costs: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. Both facilities will remain in use post-consolidation.
To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements
All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2026 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; shifts in higher education laws, regulation and policy at the federal and state levels; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.
Social Media Disclosure
Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.
Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider serving students, partners and communities nationwide. The company offers high-quality education and support services for in-demand careers via its two divisions: UTI and Concorde Career Colleges. The UTI division operates 16 campuses located in nine states, with more announced, and offers a wide range of transportation, skilled trades, electrical and energy training programs. Concorde operates across 18 campuses in eight states and online, with more announced, offering programs in the allied health, dental, nursing, patient care and diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu; LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges; or X at @news_UTI and @ConcordeCareer.
Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623)445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Revenues	$221,402	$207,447	$442,246	$408,876
Operating expenses:
Educational services and facilities	117,429	102,488	227,877	202,629
Selling, general and administrative	103,634	88,106	198,343	161,916
Total operating expenses	221,063	190,594	426,220	364,545
Income from operations	339	16,853	16,026	44,331
Other income (expense):
Interest income	1,060	1,629	2,606	3,388
Interest expense	(993)	(1,657)	(1,964)	(3,330)
Other (expense) income, net	(23)	9	(73)	(26)
Total other income (expense), net	44	(19)	569	32
Income before income taxes	383	16,834	16,595	44,363
Income tax benefit (expense)	50	(5,388)	(3,335)	(10,764)
Net income	$433	$11,446	$13,260	$33,599

Earnings per share:
Net income per share - basic	$0.01	$0.21	$0.24	$0.62
Net income per share - diluted	$0.01	$0.21	$0.24	$0.61

Weighted average number of shares outstanding:
Basic	55,033	54,383	54,799	54,183
Diluted	55,730	55,442	55,735	55,415

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2026	September 30, 2025
Assets
Cash and cash equivalents	$87,233	$127,361
Restricted cash	6,374	6,769
Short-term investments	74,750	41,784
Receivables, net	44,619	46,078
Notes receivable, current portion	6,735	6,597
Prepaid expenses	18,506	12,526
Other current assets	5,568	5,517
Total current assets	243,785	246,632
Property and equipment, net	324,812	285,852
Goodwill	28,459	28,459
Intangible assets, net	21,407	17,352
Notes receivable, less current portion	45,205	41,109
Right-of-use assets for operating leases	168,880	178,861
Deferred tax assets, net	2,744	4,283
Other assets	16,893	23,591
Total assets	$852,185	$826,139
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$106,359	$104,644
Deferred revenue	74,033	91,525
Operating lease liabilities, current portion	20,704	16,967
Long-term debt, current portion	2,953	2,865
Other current liabilities	3,883	13,670
Total current liabilities	207,932	229,671
Deferred tax liabilities, net	4,144	4,144
Operating lease liabilities	164,780	174,838
Long-term debt	127,781	84,234
Other liabilities	7,643	5,142
Total liabilities	512,280	498,029
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 55,144 and 54,512 shares issued, 55,061 and 54,430 shares outstanding as of March 31, 2026 and September 30, 2025, respectively.	6	5
Paid-in capital	224,752	226,031
Treasury stock, at cost, 82 shares as of March 31, 2026 and September 30, 2025.	(365)	(365)
Retained earnings	114,787	101,527
Accumulated other comprehensive income	725	912
Total shareholders’ equity	339,905	328,110
Total liabilities and shareholders’ equity	$852,185	$826,139

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$13,260	$33,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,950	16,137
Amortization of right-of-use assets for operating leases	12,956	11,316
Provision for credit losses	15,232	9,554
Stock-based compensation	6,456	3,744
Deferred income taxes	1,536	(476)
Training equipment credits earned, net	370	(124)
Unrealized (loss) gain on interest rate swaps, net of taxes	8	159
Other gains (losses), net	393	171
Changes in assets and liabilities:
Receivables	(14,212)	(11,258)
Prepaid expenses and other current assets	(8,060)	(4,269)
Other assets	2,909	(3,430)
Notes receivable	(4,234)	(3,839)
Accounts payable, accrued expenses and other current liabilities	(926)	(3,293)
Deferred revenue	(17,492)	(17,594)
Income tax payable/receivable	(8,353)	3,873
Operating lease liabilities	(9,296)	(11,185)
Other liabilities	(1,428)	(912)
Net cash provided by operating activities	7,069	22,173
Cash flows from investing activities:
Purchase of property and equipment	(52,661)	(14,292)
Purchase of investments	(53,236)	(39,691)
Proceeds received upon maturity of investments	23,668	—
Proceeds from insurance policy	36	—
Capitalized costs for intangible assets	(1,253)	—
Net cash used in investing activities	(83,446)	(53,983)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	—
Payments on revolving credit facility	(55,000)	(30,000)
Payment of term loans and finance leases	(1,411)	(1,329)
Proceeds from stock option exercises	—	659
Payment of payroll taxes on stock-based compensation through shares withheld	(7,735)	(4,479)
Net cash provided by (used in) financing activities	35,854	(35,149)
Change in cash, cash equivalents and restricted cash	(40,523)	(66,959)
Cash and cash equivalents, beginning of period	127,361	161,900
Restricted cash, beginning of period	6,769	5,572
Cash, cash equivalents and restricted cash, beginning of period	134,130	167,472
Cash and cash equivalents, end of period	87,233	95,998
Restricted cash, end of period	6,374	4,515
Cash, cash equivalents and restricted cash, end of period	$93,607	$100,513

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	4,110	3,459	7,569	3,591	3,059	6,650
Year-over-year growth	14.5%	13.1%	13.8%	26.4%	15.9%	21.4%
Average full-time active students	15,556	10,829	26,385	14,777	9,827	24,604
Year-over-year growth	5.3%	10.2%	7.2%	7.0%	15.5%	10.3%
End of period full-time active students	15,526	10,879	26,405	14,959	9,892	24,851
Year-over-year growth	3.8%	10.0%	6.3%	10.1%	16.6%	12.6%

	Six Months Ended March 31, 2026			Six Months Ended March 31, 2025
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	7,003	6,015	13,018	6,344	5,619	11,963
Year-over-year growth	10.4%	7.0%	8.8%	23.1%	20.3% (1)	21.7% (1)
Average full-time active students	15,952	10,670	26,622	15,121	9,713	24,834
Year-over-year growth	5.5%	9.9%	7.2%	7.5%	16.0%	10.7%
End of period full-time active students	15,526	10,879	26,405	14,959	9,892	24,851
Year-over-year growth	3.8%	10.0%	6.3%	10.1%	16.6%	12.6%

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Financial Summary by Segment and Consolidated

As part of Phase II of our North Star growth strategy and to support our new campus growth initiatives, we have further refined our operating model to best pursue future growth goals and support the business. In furtherance of the foregoing, we have centralized the operations of our accounting, finance, information technology, human resources, and real estate departments to leverage economies of scale and create efficiencies to support our continued growth. Due to this centralization, as of October 1, 2025, we have adjusted our allocation methodology to allocate the majority of the Corporate segment’s costs to the UTI and Concorde segments based upon a percentage of revenue. Due to these changes in allocation methodology, the prior year segment disclosures have been recast for comparability to the current year presentation.

	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$142,719	$78,683	$—	$221,402	$134,228	$73,219	$—	$207,447
Total operating expenses	138,534	78,884	3,645	221,063	116,501	69,449	4,644	190,594
Net income (loss)	3,399	(245)	(2,721)	433	16,468	3,725	(8,747)	11,446

	Six Months Ended March 31, 2026				Six Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$285,562	$156,684	$—	$442,246	$265,706	$143,170	$—	$408,876
Total operating expenses	265,525	153,093	7,602	426,220	225,445	132,587	6,513	364,545
Net income (loss)	18,404	3,554	(8,698)	13,260	37,876	10,508	(14,785)	33,599

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended March 31, 2026
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$57,138	$37,585	$19,722	$114,445
Advertising	21,200	10,045	210	31,455
Occupancy	10,584	6,350	936	17,870
Student Related	11,965	5,945	—	17,910
General Operations	7,737	4,476	5,695	17,908
Depreciation and amortization	6,642	2,073	330	9,045
Professional and Contract Services	2,608	1,280	4,585	8,473
Other Expenses	2,042	847	1,068	3,957
Corporate Support	18,618	10,283	(28,901)	—
Total Operating Expenses	$138,534	$78,884	$3,645	$221,063

	Three Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$52,496	$32,788	$18,001	$103,285
Advertising	15,850	7,895	209	23,954
Occupancy	9,242	5,891	215	15,348
Student Related	8,799	5,583	—	14,382
General Operations	5,025	5,316	3,202	13,543
Depreciation and amortization	5,949	1,850	339	8,138
Professional and Contract Services	2,553	1,278	4,796	8,627
Other Expenses	1,633	684	1,000	3,317
Corporate Support	14,954	8,164	(23,118)	—
Total Operating Expenses	$116,501	$69,449	$4,644	$190,594

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Six Months Ended March 31, 2026
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$111,429	$72,950	$38,512	$222,891
Advertising	36,964	19,292	405	56,661
Occupancy	21,152	12,599	1,892	35,643
Student Related	22,322	11,094	—	33,416
General Operations	15,664	8,929	10,644	35,237
Depreciation and amortization	13,042	4,240	668	17,950
Professional and Contract Services	5,197	2,560	8,955	16,712
Other Expenses	3,892	1,634	2,184	7,710
Corporate Support	35,863	19,795	(55,658)	—
Total Operating Expenses	$265,525	$153,093	$7,602	$426,220

	Six Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$101,894	$64,006	$32,151	$198,051
Advertising	29,527	15,258	398	45,183
Occupancy	18,326	11,712	441	30,479
Student Related	18,840	10,888	—	29,728
General Operations	8,946	7,861	5,174	21,981
Depreciation and amortization	11,900	3,559	678	16,137
Professional and Contract Services	4,969	2,604	8,868	16,441
Other Expenses	3,210	1,598	1,737	6,545
Corporate Support	27,833	15,101	(42,934)	—
Total Operating Expenses	$225,445	$132,587	$6,513	$364,545

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2026
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$3,399	$(245)	$(2,721)	$433
Interest expense (income), net	785	45	(897)	(67)
Income tax expense	—	—	(50)	(50)
Depreciation and amortization	6,642	2,073	330	9,045
EBITDA	10,826	1,873	(3,338)	9,361
Stock-based compensation expense	495	283	3,123	3,901
Integration-related costs for completed acquisitions	—	—	884	884
Adjusted EBITDA, non-GAAP	$11,321	$2,156	$669	$14,146

	Three Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$16,468	$3,725	$(8,747)	$11,446
Interest expense (income), net	1,262	45	(1,279)	28
Income tax expense	—	—	5,388	5,388
Depreciation and amortization	5,971	1,850	317	8,138
EBITDA	23,701	5,620	(4,321)	25,000
Stock-based compensation expense	503	189	2,332	3,024
Acquisition-related costs	—	—	873	873
Adjusted EBITDA, non-GAAP	$24,204	$5,809	$(1,116)	$28,897

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Six Months Ended March 31, 2026
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$18,404	$3,554	$(8,698)	$13,260
Interest expense (income), net	1,634	37	(2,313)	(642)
Income tax expense	—	—	3,335	3,335
Depreciation and amortization	13,042	4,240	668	17,950
EBITDA	33,080	7,831	(7,008)	33,903
Stock-based compensation expense	979	499	4,978	6,456
Integration-related costs for completed acquisitions	—	—	935	935
Adjusted EBITDA, non-GAAP	$34,059	$8,330	$(1,095)	$41,294

	Six Months Ended March 31, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$37,876	$10,508	$(14,785)	$33,599
Interest expense (income), net	2,394	75	(2,527)	(58)
Income tax expense	—	—	10,764	10,764
Depreciation and amortization	11,942	3,559	636	16,137
EBITDA	52,212	14,142	(5,912)	60,442
Stock-based compensation expense	906	268	2,570	3,744
Acquisition-related costs	—	—	873	873
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$53,161	$14,410	$(3,169)	$64,402

(1)    During the six months ended March 31, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2026	2025
Net cash provided by operating activities, as reported	$7,069	$22,173
Purchase of property and equipment	(52,661)	(14,292)
Free cash flow, non-GAAP	(45,592)	7,881
Adjustments:
Cash outflow (inflow) for integration-related costs for completed acquisitions(1)	1,440	(700)
Cash outflow for acquisition-related costs	—	761
Cash outflow for restructuring costs and property and equipment	—	55
Adjusted free cash flow, non-GAAP	$(44,152)	$7,997

(1)    During the six months ended March 31, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.